                                                                   Exhibit 10.18

                             EMPLOYMENT AGREEMENT
                             --------------------

     AGREEMENT (this "Agreement"), dated as of May 1, 1998, between LOEWS CINEPLEX ENTERTAINMENT CORPORATION, a Delaware corporation formerly known as LTM Holdings, Inc., which maintains offices at 711 Fifth Avenue, New York, New York 10022 (the "Company"), and John Walker ("Employee"), residing at 459 Mystic Court, Wyckoff, New Jersey 07481.

     WHEREAS, Employee is presently a party to an employment agreement, dated June 1, 1993, as extended March 5, 1997 (the "Former Agreement"), with Sony Theatre Management Corp., a wholly owned subsidiary of the Company; and

     WHEREAS, the Company desires to directly enlist the services and employment of Employee and Employee is willing to enter such relationship directly with the Company, on the terms and conditions set forth herein.

     NOW, THEREFORE, the parties hereby agree as follows:

     1.   TERM OF EMPLOYMENT.
          ------------------

          (a) The Company hereby employs Employee, and Employee hereby accepts employment, on the terms and subject to the conditions hereinafter set forth, for a term (the "Employment Period") commencing on May 1, 1998 and continuing until April 30, 2001 or, if the term of this Agreement is extended pursuant to
Section 1(b) hereof, until April 30, 2003 (the "Expiration Date").

          (b) The Company shall have the right (the "Extension Option"), exercisable upon written notice given to Employee on or before January 31, 2001, to extend the Employment Period, all in accordance with and subject to the terms and conditions hereof, for an additional two-year period commencing on May 1, 2001 and continuing until April 30, 2003.

     2.   DUTIES AND PRIVILEGES. During the Employment Period, Employee shall
          ---------------------
serve as Senior Vice President, Chief Financial Officer and Treasurer of the Company and be responsible to and report to the Chief Executive Officer of the Company ("CEO") or to such other executive as may be designated by the CEO (the person to whom Employee reports being hereafter referred to as the "Supervisory Officer"). During the Employment Period, Employee shall have such authority and perform such duties which are consistent with Employee's title and position as Senior Vice President, Chief Financial Officer and Treasurer of the Company as the Supervisory Officer may from time to time prescribe; devote Employee's entire business time, ability and energy exclusively to the performance of Employee's duties hereunder (except that Employee may participate in charitable and industry activities that do not interfere with his duties hereunder); and use Employee's best efforts to advance the interests and businesses of the Company, and its divisions and subsidiaries. Employee's principal office shall be located at the Company's offices in the New York metropolitan area.

     3.   COMPENSATION.
          ------------

          (a) The Company shall pay to Employee a base salary at the rate of $275,000 per year during the Employment Period; provided, however, that (i) effective as of each May 1 during the Employment Period (commencing with May 1, 1999), the annual rate of salary payable to Employee pursuant to this Section 3(a) shall be increased to reflect the increase (if any) in the cost of living during the previous calendar year based upon the Consumer Price Index for the New York-New Jersey Metropolitan area, as reported by the Bureau of Labor Statistics of the United States Department of Labor, and (ii) that effective as of May 1, 2001, if the Company exercises the Extension Option pursuant to
Section 1(b) hereof, the annual base salary then payable to Employee pursuant to this Section 3(a) shall be increased by $50,000.

          (b) During the Employment Period, Employee shall be eligible to participate in all then operative employee benefit plans of the Company which are applicable generally to the Company's senior executives ("Employee Benefit Plans"), subject to the respective terms and conditions of such Employee Benefit Plans. Notwithstanding the foregoing, Employee shall be entitled to no less than four (4) weeks paid vacation each year during the Employment Period. Nothing contained in this Agreement shall obligate the Company to adopt or implement any Employee Benefit Plan, or prevent or limit the Company from making any blanket amendments, changes or modifications of the eligibility requirements or any other provisions of, or terminating, any Employee Benefit Plan at any time (whether during or after the Employment Period), and Employee's participation in or entitlement under any such Employee Benefit Plan shall at all times be subject in all respects thereto. To the extent permitted by law and provided for by the applicable Employee Benefit Plan, Employee shall be entitled to prior service credit for his years of service with any group of which the Company (or its predecessor) was a member in respect of any medical or retirement Employee Benefit Plan for which years of service are generally applicable.

          (c) During the Employment Period, Employee shall be eligible to receive an annual bonus (the "Annual Bonus"), the amount of which will be targeted at $125,000. The amount and payment of the Annual Bonus shall be based on the attainment of specified performance goals to be developed by the Company's Board of Directors each year.

          (d) To facilitate Employee's performance of Employee's duties hereunder, the Company shall make available to Employee, during the Employment Period, either a leased automobile or car allowance, each in accordance with the Company's automobile policy as from time to time in effect. In the event Employee elects to lease an automobile, the Company shall also pay for and provide parking for Employee near the Company's New York office. In the event Employee elects a car allowance, the Company shall not pay for or provide any parking for Employee.

     4.   EXPIRATION OF TERM AND TERMINATION.
          ----------------------------------

          (a) Employee's employment by the Company and this Agreement shall automatically expire and terminate on the Expiration Date unless sooner terminated pursuant to the provisions of this Section 4.

          (b) Employee's employment by the Company and this Agreement shall automatically terminate upon Employee's death.

          (c) The Company shall have the right and option, exercisable by giving written notice to Employee, to terminate Employee's employment by the Company and this Agreement at any time after Employee has been unable to perform the services or duties required of Employee in connection with Employee's employment by the Company as a result of physical or mental disability (or disabilities) which has (or have) continued for a period of twelve (12) consecutive weeks, or for a period of sixteen (16) weeks in the aggregate, during any twelve (12) month period.

          (d) The Company shall have the right and option, exercisable by giving written notice to Employee, to terminate Employee's employment by the Company and this Agreement at any time after the occurrence of any of the following events or contingencies (any such termination being deemed to be a termination "for cause"):

               (i) Employee materially breaches, materially repudiates or otherwise materially fails to comply with or perform any of the terms of this Agreement, any duties of Employee in connection with Employee's employment by the Company or any of the Company's policies or procedures, or deliberately interferes with the material compliance by any other employee of the Company with any of the foregoing and such action (if correctable) is not materially corrected within 30 days after notice from the Company;

               (ii) The conviction by Employee of a felony or the pleading by Employee of no contest (or similar plea) to any felony (other than a crime for which vicarious liability is imposed upon Employee solely by reason of Employee's position with the Company, and not by reason of Employee's conduct);

               (iii) Any act or omission by Employee constituting fraud, gross negligence or willful misconduct in connection with Employee's employment by the Company and, if correctable, is not corrected within 30 days after notice from the Company; or

               (iv) Any other act, omission, event or condition constituting cause for the discharge of an employee under the laws of New York which, if correctable, is not corrected within 30 days after notice from the Company.

          (e) The Company shall have no obligation to renew or extend the Employment Period. Neither (i) the expiration of the Employment Period, nor (ii) the failure or refusal of the Company to renew or extend the Employment Period, this Agreement, or Employee's employment by the Company upon the Expiration Date, nor (iii) the termination of this Agreement by the Company pursuant to any provision of this Section 4 (except Section 4(g)), shall be deemed to constitute a termination of Employee's employment by the Company "without cause" for the purpose of triggering any rights of or causes of action by Employee.

          (f) If this Agreement, the Employment Period or Employee's employment by the Company is terminated or expires pursuant to any provision of this
Section 4 (other than Section 4(g)), or is terminated by Employee by reason other than Employer's material breach of this Agreement, Employee's right to receive salary or other compensation from the Company and all other rights and entitlements of Employee pursuant to this Agreement or as an employee of the Company shall forthwith cease and terminate, and the Company shall have no liability or obligation whatsoever to Employee, except that:

               (i) The Company shall be obligated to pay to Employee (x) not later than the effective date of such termination all unpaid salary, car allowance (if any), vacation and reimbursable expenses which shall have accrued as of the effective date of such termination and (y) as soon as practicable after the end of the fiscal year in which the termination occurs, a pro rata portion of the Annual Bonus for the portion of such fiscal year through the effective date of such termination; and

               (ii) The terms and conditions of applicable Employee Benefit Plans, if any, shall control Employee's entitlement, if any, to receive benefits thereunder.

          (g) The Company shall have the unilateral right, at any time, without notice, in the Company's sole and absolute discretion, to terminate Employee's employment by the Company, without cause, and for any reason or for no reason (the Company's "Termination Rights"). If the Company materially reduces the duties or responsibilities of the Employee hereunder, or otherwise materially breaches this Agreement, such action shall be deemed an exercise by the Company of its Termination Rights. The Company's Termination Rights are not limited or restricted by, and shall supersede, any policy of the Company requiring or favoring continued employment of its employees during satisfactory performance, any seniority system or any procedure governing the manner in which the Company's discretion is to be exercised. No exercise by the Company of its Termination Rights shall, under any circumstances, be deemed to constitute (i) a breach by the Company of any term of this Agreement, express or implied (including without limitation a breach of any implied covenant of good faith and fair dealing), (ii) a wrongful discharge of Employee or a wrongful termination of Employee's employment by the Company, (iii) a wrongful deprivation by the Company of Employee's corporate office (or authority, opportunities or other benefits relating thereto) or (iv) the breach by the Company of any other duty or obligation, express or implied, which the Company may owe to Employee pursuant to any principle or provision of law (whether contract or tort); provided, however, that notwithstanding the foregoing, a breach by the Company of its payment obligations pursuant to this Section 4(g) shall be deemed to be a breach of this Agreement. If the Company elects to terminate Employee's employment or is deemed to exercise its Termination Rights pursuant to this
Section 4(g) prior to the Expiration Date, the Company shall have no obligation or liability to Employee pursuant to this Agreement, or otherwise, except to pay to Employee until the Expiration Date (x) the salary and benefits (in each case as if this Agreement had not been terminated) as provided in Sections 3(a) and (b) hereof (excluding car allowance or parking benefits), and (y) an annual bonus amount equal to the target bonus for the year in which such termination occurs, or if no such target has been set for the year, the most recent Annual Bonus actually paid or payable to the Employee (pro-rated for the portion of a fiscal year ending on the Expiration Date). If the Company elects to terminate Employee's employment or is deemed to exercise its Termination Rights pursuant to this Section 4(g) prior to the Expiration Date, Employee shall have no obligation to mitigate. However, it is agreed that if Employee receives employment income (whether direct or indirect salary, compensation or otherwise) from subsequent employment (including self-employment) after such termination and on or before the Expiration Date, such employment income shall be set off against any payments to be made to Employee by the Company in connection with its exercise or deemed exercise of its Termination Rights.

          (h) Immediately upon any termination of Employee's employment hereunder or of this Agreement (whether or not pursuant to this Section 4), Employee shall return to the Company all property of the Company heretofore provided to Employee by the Company, or otherwise in the custody, possession or control of Employee (including, without limitation, the "Confidential Materials" described in Paragraph 6(b) of Exhibit A attached hereto). Notwithstanding any provision of this Agreement to the contrary, no termination of this Agreement or of Employee's employment for any reason whatsoever shall in any manner operate to terminate, limit or otherwise affect the Company's ownership of any of the rights, properties or privileges granted to the Company hereunder.

     5.   STANDARD TERMS. Attached as Exhibit A hereto and deemed a part hereof
          --------------
are the Company's Standard Terms and Conditions of Employment Agreement, all of which terms are binding on the parties hereto and incorporated herein. For convenience, provisions of this Agreement shall be referred to as "Sections" and provisions of the Standard Terms shall be referred as "Paragraphs". In the case of any conflict between the terms of this Agreement and the terms of Exhibit A hereto, the terms of this Agreement shall govern.

     6.   SUPERSEDING AGREEMENT. This Agreement, including Exhibit A hereto,
          ---------------------
shall constitute the full and entire understanding of the parties hereto with respect to the subject matter hereof and shall supersede any prior agreements, written or oral, between Employee and the Company and/or its affiliates with respect thereto, including the Former Agreement, which shall be null and void.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused it to be executed on their behalf as of the date first above written.


                                                         /s/ John Walker
                                                         -------------------
                                                             John Walker

LOEWS CINEPLEX ENTERTAINMENT CORPORATION

By: /s/ Lawrence J. Ruisi
    ---------------------------------
Name: Lawrence J. Ruisi
Title: President and Chief Executive Officer

                                   EXHIBIT A
                         STANDARD TERMS AND CONDITIONS
                         -----------------------------
                            OF EMPLOYMENT AGREEMENT
                            -----------------------

     1.   Definitions. All capitalized terms used herein shall have the
          -----------
meanings ascribed to them in the Agreement attached hereto. The following words, terms and phrases (and variations thereof) used herein shall have the following meanings:

          (a) An "Affiliate," of a party means a Person which, directly or indirectly, owns or controls, is owned or controlled by, or is under common ownership or control with, such party.

          (b) "Intellectual Property" means any and all intellectual, artistic, literary, dramatic or musical rights, works or other materials of any kind or nature (whether or not entitled to protection under applicable copyright laws, or reduced to or embodied in any medium or tangible form), including without limitation all copyrights, patents, trademarks, service marks, trade secrets, contract rights, titles, characters, plots, themes, dialogue, stories, scripts, treatments, outlines, submissions, ideas, concepts, packages, compositions, artwork and logos, and all audio, visual or audio-visual works of every kind and in every stage of development, production and completion, and all rights to distribute, advertise, promote, exhibit or otherwise exploit any of the foregoing by any means, media or processes now known or hereafter devised.

          (c) "Media Business" means all Persons engaging in any of the following: (i) the creation, production, distribution, exhibition or other exploitation of theatrical motion pictures, television programs, sound recordings or other visual, audio or audio-visual works or recordings of any kind; (ii) television (including pay, free, over-the-air, cable and satellite) or radio broadcasting; (iii) book, newspaper or periodical publishing; (iv) music publishing; (v) "merchandising" (as that term is generally understood in the entertainment industry); or (vi) advertising.

          (d) "Person" means any individual, corporation, trust, estate, partnership, joint venture, company, association, league, group, governmental agency or other entity of any kind or nature.

     2.   Compensation.
          ------------

          (a) Employee's salary shall be payable in equal installments (not less frequently than monthly) in accordance with the Company's customary payroll practices. No additional compensation shall be payable to Employee by reason of the number of hours worked or by reason of any hours worked on Saturdays, Sundays, holidays or otherwise. All compensation payable to Employee hereunder (whether in the form of salary, benefits or otherwise) shall be subject to all applicable laws, statutes, governmental regulations or orders, the terms of all applicable Employee Benefit Plans and the terms of all agreements between or binding upon the Company and Employee requiring the deduction or withholding of any amounts from such payments, and the Company shall have the right to make such deductions and withholdings in accordance with the Company's interpretation thereof in the Company's sole judgment.

          (b) Subject to Section 3(b) of the Agreement, Employee shall be eligible to participate in fringe benefits, if any, maintained by the Company for employees generally on the same basis as comparable employees of the Company.

          (c) Subject to the requirements of Employee's position and corporate office, Employee shall be entitled to annual vacations in accordance with the Company's vacation policy in effect from time to time.

          (d) The Company recognizes that, in connection with Employee's performance of Employee's duties and obligations hereunder, Employee will incur certain ordinary and necessary expenses of a business character. The Company shall pay Employee for such business expenses on the presentation of itemized statements of such expenses, provided their extent and nature are approved in accordance with the policies and procedures of the Company.

     3.   Right to Insure. The Company shall have the right to secure, in its
          ---------------
own name or otherwise and at its own expense, life, health, accident or other insurance covering or otherwise insuring Employee, and Employee shall have no right, title or interest in or to any such insurance or any of the proceeds or benefits thereof. Employee shall fully assist and cooperate with the Company in procuring any such insurance, including without limitation by submitting to such examinations, and by signing such applications and other instruments, as may reasonably be required by any insurance carrier to which application is made by the Company for any such insurance.

     4.   Employment Exclusive. Employee shall not perform services for any
          --------------------
Person other than the Company during the Employment Period without the prior written consent of the Company and will not during the Employment Period engage in any activity which would interfere with the performance of Employee's services hereunder, or become financially interested in or associated with, directly or indirectly, any Media Business.

     5.   Interest in Other Corporations. Notwithstanding anything to the
          ------------------------------
contrary contained in Paragraph 4 hereof, Employee may own up to one percent (1%) of any class of any Person's outstanding securities which are listed on any national securities exchange, registered under Section 12(g) of the Securities Exchange Act of 1934 or otherwise publicly traded, provided that the holdings of Employee of any such security of a Media Business or any Person which does business with the Company or its Affiliates do not represent more than 10% of the aggregate of Employee's investment portfolio at any time.

     6.   Ownership of Proceeds of Employment; Confidentiality of Information;
          --------------------------------------------------------------------
          Etc.
          ---

          (a) The Company shall be the sole and exclusive owner throughout the universe in perpetuity of all of the results and proceeds of Employee's services, work and labor during the Employment Period in connection with Employee's employment by the Company, including without limitation all Intellectual Property which Employee may develop, create, write or otherwise produce during the Employment Period, free and clear of any and all claims, liens or encumbrances. All results and proceeds of Employee's services, work and labor during the Employment Period shall be deemed to be works-made-for-hire for the Company within the meaning of the copyright laws of the United States and the Company shall be deemed to be the sole author thereof in all territories and for all purposes.

          (b) All information, documents, notes, memoranda and Intellectual Property of any kind received, compiled, produced or otherwise made available to Employee during or in connection with Employee's employment by the Company relating in any way to the business of the Company or of any of its Affiliates and which has not been made available or confirmed to the public by the Company ("Confidential Materials") shall be the sole and exclusive property of the Company and shall in perpetuity (both during and after Employee's employment by the Company) be maintained in utmost confidence by Employee and held by Employee in trust for the benefit of the Company. Employee shall not during the Employment Period or at any time thereafter directly or indirectly release or disclose to any other Person any Confidential Materials, except with the prior written consent of the Company and in furtherance of the Company's business or as required by law.

          (c) Employee shall not, and shall not authorize or assist any other Person to, directly or indirectly, at any time during the Employment Period or for a period of twelve (12) months thereafter, without the Company's consent, solicit, entice, persuade or induce any Person to terminate or refrain from extending or renewing (on the same or different terms) such Person's employment by, or contractual or business relationship with, the Company or any of its Affiliates.

          (d) The Company shall have the right to use the Employee's name, approved biography (such approval not to be unreasonably withheld), and likeness in connection with its business, including in advertising its products and services, and may grant this right to others, but not for use as an endorsement.

     7.   Warranties and Covenants. Employee warrants, represents and covenants
          ------------------------
to the Company as follows:

          (a) Employee is free to enter into this Agreement and to perform the services contemplated hereunder.

          (b) Employee is not currently (and will not, to the best knowledge and ability of Employee, at any time during the Employment Period be) subject to any agreement, understanding, obligation, claim, litigation, condition or disability which could adversely affect Employee's performance of any of Employee's obligations hereunder or the Company's complete ownership and enjoyment of all of the rights, powers and privileges granted to the Company hereunder.

          (c) No Intellectual Property written, composed, created or submitted by Employee at any time during Employee's employment by the Company shall, to the best of Employee's knowledge, violate the rights of privacy or publicity, constitute a libel or slander or infringe upon the copyright, literary, personal, private, civil, property or other rights of any Person.

     8.   Employment after Term. Employee's employment by the Company may
          ---------------------
be continued beyond the Expiration Date by the express consent of both parties (which consent each party shall have the right to grant or withhold in its sole and absolute discretion). In the event of any such continuation of Employee's employment by the Company beyond the Expiration Date, the relationship between the Company and Employee shall be that of employment-at-will which may be terminated by either the Company or Employee at any time upon ten (10) days' written notice, with or without cause, for any reason or for no reason, and without liability of any nature. Employee's employment by the Company, if any, after the Expiration Date shall be governed by all of the terms and conditions of this Agreement not inconsistent with the at-will nature of such employment.

     9.   Immigration. In accordance with the Immigration Reform and Control
          -----------
Act of 1986 and the regulations adopted thereunder (8 CFR, Parts 109 and 274a), the obligations of the Company under this Agreement are subject to and conditioned upon Employee verifying and delivering to the Company, within three
(3) business days of Employee's first date of employment, the Form I-9 prescribed by the Immigration and Naturalization Service, and presenting to the officer of the Company designated therefor the original documentation required under such regulations to establish (i) the identity of Employee and (ii) that Employee is lawfully authorized to work in the United States. If Employee is unable to provide the documents required within the aforesaid three (3) business-day period, Employee must (i) present to such designated officer within said three (3) business days a receipt for the application for the documents prescribed and (ii) the original documents required within twenty-one (21) days of Employee's first date of employment. If Employee fails to verify and deliver the Form I-9 and present the required original documents within the stated time period, this Agreement and Employee's employment hereunder shall cease and terminate as if this Agreement had never been entered into and neither party shall have any further right, duty or obligation to the other under this Agreement.

     10.  Equitable Relief. Employee acknowledges that the services to be
          ----------------
rendered by Employee under this Agreement, and the rights and privileges granted by Employee to the Company hereunder, are of a special, unique, extraordinary and intellectual character which gives them a peculiar and special value, the loss of which cannot be reasonably or adequately compensated in damages in an action at law, and a breach by Employee of any of the provisions hereof will cause the Company great and irreparable injury. Employee acknowledges that the Company shall, therefore, be entitled, in addition to any other remedies which it may have under this Agreement or at law, to receive injunctive and other equitable relief (including without limitation specific performance) to enforce any of the rights and privileges of the Company or any of the covenants or obligations of Employee hereunder. Nothing contained herein, and no exercise by the Company of any right or remedy, shall be construed as a waiver by the Company of any other rights or remedies which the Company may have. In the event that any court or tribunal shall at any time hereafter hold any covenants or restrictions contained in this Agreement to be unenforceable or unreasonable as to the scope, territory or period of time specified therein, such court shall have the power, and is specifically requested by Employee and the Company, to declare or determine the scope, territory or period of time which it deems to be reasonable or enforceable and to enforce the restrictions contained therein to such extent.

     11.  Governing Law, Legal Proceedings and Remedies.
          ---------------------------------------------

          (a) The substantive laws (as distinguished from the choice of law rules) of the State of New York shall govern (i) the validity and interpretation of this Agreement, (ii) the performance by the parties hereto of their respective duties and obligations hereunder and (iii) all other causes of action (whether sounding in contract or in tort) arising out of or relating in any fashion to Employee's employment by the Company or the termination of such employment.

          (b) Any and all actions, suits or legal proceedings of any nature (whether sounding in contract or in tort) arising out of or relating to this Agreement, to the employment of Employee by the Company or to the termination of such employment shall be initiated and maintained only in a state or federal court located in the City and County of New York, State of New York, which shall be the exclusive forum for, and shall have sole and exclusive jurisdiction over the subject matter of, all such proceedings. The Company and Employee each hereby submit and subject themselves irrevocably to the personal jurisdiction of such New York State and federal courts.

     12.   Notices. All notices, requests, demands or other communications in
           -------
connection with this Agreement shall be in writing and shall be deemed to have been duly given if delivered in person, by telegram, by telecopier to the applicable telecopier number listed below, or by United States mail, postage prepaid, certified or registered, with return receipt requested, or otherwise actually delivered:

     If to Employee, to him at the address listed on page 1 of this Agreement.

     If to the Company, to it at:

                               711 Fifth Avenue
                           New York, New York  10022
                      Attention: Chief Executive Officer

     with a copy at the same address,

                          Attention: General Counsel

or such other addresses as Employee or the Company shall have designated by written notice to the other party hereto. Any such notice, demand or other communication shall be deemed to have been given on the date actually delivered (or, in the case of telecopier, on the date actually sent by telecopier) or upon the expiration of three (3) days after the date mailed, as the case may be.

     13.  Service as Expert Witness.  Employee acknowledges that during the
          -------------------------
Employment Period Employee will have access to confidential and proprietary information concerning the Company, including, without limitation, access to various proprietary and confidential contracts and financial data. Employee agrees that Employee shall not at any time either during or after the term of this Agreement serve as an "expert witness" or in any similar capacity in any litigation or other proceeding to which the Company or any of its Affiliates or subsidiaries is a party without the prior written consent of the Company or such affiliate or subsidiary, as the case may be.

     14.  Miscellaneous.
          -------------

          (a) This Agreement and the exhibits hereto contain a complete statement of all of the arrangements between the parties with respect to Employee's employment by the Company, supersede all existing agreements between them concerning Employee's employment and cannot be changed or terminated orally. No provision of this Agreement shall be interpreted against any party because that party or its legal representative drafted the provision. There are no warranties, representations or covenants, oral or written, express or implied, except as expressly set forth herein. Employee acknowledges that Employee does not rely and has not relied upon any representation or statement made by the Company or any of its representatives relating to the subject matter of this Agreement except as set forth herein.

          (b) If any provision of this Agreement or any portion thereof is declared by any court of competent jurisdiction to be invalid, illegal or incapable of being enforced, the remainder of such provision, and all of the remaining provisions of this Agreement, shall continue in full force and effect and no provision shall be deemed dependent on any other provision unless so expressed herein.

          (c) The failure of a party to insist on strict adherence to any term of this Agreement shall not be considered a waiver of, or deprive that party of the right thereafter to insist on strict adherence to, that term or any other term of this Agreement.

          (d) The headings in this Agreement (including the exhibits hereto) are solely for convenience of reference and shall not affect its interpretation.

          (e) The relationship between Employee and the Company is exclusively that of employer and employee, and the Company's obligations to Employee hereunder are exclusively contractual in nature.

          (f) Employee shall, at the request of the Company, execute and deliver to the Company all such documents as the Company may from time to time deem necessary or desirable to evidence, protect, enforce or defend its right, title and interest in or to any Confidential Materials, Intellectual Property or other items described in Paragraph 6 hereof. If Employee shall fail or refuse to execute or deliver to the Company any such document upon request, the Company shall have, and is granted, the power and authority to execute the same in Employee's name, as Employee's attorney-in-fact, which power is coupled with an interest and irrevocable.

          (g) The Company may assign this Agreement, Employee's services hereunder or any of the Company's interests herein (i) to any Person which is a party to a merger or consolidation with the Company, (ii) to any Affiliate of the Company or (iii) to any Person acquiring substantially all of the assets of the Company or the unit of the Company for which Employee is rendering services; and, provided that any such assignee assumes the Company's obligations under this Agreement, the Company shall thereupon be relieved of any and all liability hereunder. Employee shall not have the right to assign this Agreement or to delegate any duties imposed upon Employee under this Agreement without the written consent of the Company, and any such purported assignment or delegation shall be void ab initio.
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